Exhibit 10(k)

                                       Board of Directors Amended
                                                 February 9, 1998


             NON-EMPLOYEE DIRECTOR RETIREMENT PLAN
                 OF PHILLIPS PETROLEUM COMPANY

                      ARTICLE I - PURPOSE
                      -------------------

The Non-Employee Director Retirement Plan is intended to provide
Non-Employee Directors with income commencing upon their retirement from service on the Phillips Petroleum Company Board of Directors.

                    ARTICLE II - DEFINITIONS
                    ------------------------

The following terms, when used in this Plan, have the following meaning unless the context clearly indicates otherwise:

     1. "Annual Board Service Retainer" shall mean the sum of the cash compensation paid for Board service exclusive of compensation for committee membership and of fees for attendance at Board or Committee meetings, if any, plus the value of the Company common stock granted, if any, to a Non-Employee Director during the twelve calendar months immediately preceding the date on which the Non-Employee Director retires, such value to be determined as the product of the number of shares of such common stock granted multiplied by the higher of the Fair Market Value for the last year or the average of the high three Fair Market Values calculated in accordance


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         with Article II, Section 6, for the last ten years
         preceding the Non-Employee Director's retirement.


     2. "Board" shall mean the Board of Directors of the Company.

     3.  "Chief Executive Officer" shall mean the Chief
         Executive Officer of the Company.

     4.  "Company" shall mean Phillips Petroleum Company.

     5. "Disability" shall mean that condition in which, by reason of bodily injury or disease, a Non-Employee Director is prevented from serving in such capacity. All determinations of Disability shall be made by a physician selected by the Company.

     6. "Fair Market Value" shall be calculated as the average of the high three monthly fair market values of the Company common stock during the twelve calendar months preceding the month in which the Non-Employee Director retires. The monthly fair market value of the Company common stock is the average of the daily fair market value of the stock for each trading day of the month. The daily fair market value of the stock shall be deemed equal to the average of the high and low selling prices of the stock on the New York Stock Exchange, as reported in the Wall Street Journal.


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     7.  "Non-Employee Director" shall mean a member of the
         Board of Directors who is not a present employee nor former employee of the Company or any of its subsidiaries.

     8. "Normal Retirement Date" shall mean the date of the Annual Stockholders Meeting of the Company in the year in which the director is no longer eligible for election as a director as defined in the Bylaws of the Company, currently the year in which the director attains age 71.

     9. "Plan" shall mean the Non-Employee Director Retirement Plan of Phillips Petroleum Company, the terms and provisions of which are herein set forth, together with such amendments thereto as may hereafter from time to time be adopted.

     10. "Retires" or "Retirement" shall mean the termination of Board service due to a) the Non-Employee Director's not being nominated for election to the Board; or b) the Non-Employee Director's not being reelected to Board service after being so nominated; or c) the Non-Employee Director's resignation from Board service as a result of the Director's Disability or any reason, acceptable to a majority of the remaining members of the Board of Directors.

     11. "Years of Service" shall mean the number of full and


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         partial consecutive calendar years during which the
         Non-Employee Director was a member of the Board; provided, however that only a Non-Employee Director whose Normal Retirement Date occurs in 1998, shall accrue Years of Service after December 31, 1997, and further that no Non-Employee Director shall accrue Years of Service after the date of the 1998 Annual Stockholders Meeting of the Company.

                   ARTICLE III - ELIGIBILITY
                   -------------------------

Only Non-Employee Directors are eligible to participate in the Plan.

          ARTICLE IV - PAYMENT OF RETIREMENT BENEFITS
          -------------------------------------------

Upon Retirement from Board service each Non-Employee Director shall receive payments under this Plan. Notwithstanding anything to the contrary in this Plan, no payments shall be made under this Plan for any Non-Employee Director who has given written consent to the Company to receive an Award of Restricted Stock, as of March 2, 1998, under the Phillips Petroleum Company Stock Plan for Non-Employee Directors representing and in lieu of his or her accrued benefits under this Plan.

     a) These payments shall be made on a monthly basis beginning on or about the first of the month after Retirement. The amount of these monthly payments shall be equal to the Annual Board Service Retainer divided by


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         12; provided, however, that the amount of payments to
         any retired Non-Employee Director who has commenced receiving payments from this Plan prior to April 10, 1995, shall not be increased or paid in a different manner, but shall be paid in the same amount and manner as in effect at the time payments commenced. These payments shall continue for a number of months equal to Years of Service times 12.

     b) Notwithstanding (a) above, a Retiring Non-Employee Director may, not earlier than 150 days nor later than 30 days prior to the date retirement benefit payments would begin, express a preference, in the manner prescribed by the Chief Executive Officer, to have the monthly payment provided hereunder converted to one lump sum payment which is calculated as the present value of the monthly payment amount using the December 1 of the year prior to Retirement rate of the 30-year Treasury Bond as quoted in the Federal Reserve Statistical Release Bulletin No. H.15, or the comparable successor publication, and the number of Years of Service.

         All or part of such lump sum payment may be either paid to the Non-Employee Director or considered for deferral under the Deferred Compensation Plan for Non-Employee Directors of Phillips Petroleum Company. The Chief Executive Officer shall consider such indication of preference for a lump sum and shall respectively decide


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         in the Chief Executive Officer's sole discretion
         whether to accept or reject the preference expressed. In the event the Chief Executive Officer accepts such Non-Employee Director's preference for a lump sum, part or all of the retirement benefit shall be paid in a lump sum as soon as practicable after the later of such acceptance or on or about the first of the month after Retirement.

           ARTICLE V - DEATH OF NON-EMPLOYEE DIRECTOR
           ------------------------------------------

In the event a Non-Employee Director dies prior to Retirement, no benefits shall be payable from this Plan. After commencement of Retirement payments, if paid as a monthly payment determined in accordance with Article IV (a), such monthly payments will continue until the total number of payments has been made, or the death of the retired Non-Employee Director, whichever occurs first. If death occurs first, then the remaining payments shall be made to the surviving spouse, if any. If there is no surviving spouse, or if the surviving spouse should die, then there will be no further payment obligation under this Plan.

                  ARTICLE VI - ADMINISTRATION
                  ---------------------------

The Chief Executive Officer is authorized, subject to the provisions of the Plan, to establish rules and regulations, to make determinations under and such interpretations of, and to take steps in connection with the Plan as the Chief Executive Officer


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deems necessary or advisable, and to appoint agents as the Chief
Executive Officer deems appropriate for the proper administration of the Plan. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Chief Executive Officer shall be reported to the Board of Directors and once so reported shall be final and shall be binding and conclusive for all purposes and upon all persons.

       ARTICLE VII - TERMINATION OR AMENDMENT OF THE PLAN
       --------------------------------------------------

The Board may at any time terminate the Plan and may from time to time alter or amend the Plan, or any part thereof, (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement); provided, however, that no director may act to terminate or amend the Plan if such action would either increase benefits payable under the Plan to that director or remove or reduce the risk that such director's benefits under the Plan might be forfeited. Such termination or amendment will not negatively impact any rights or benefits accrued to date of such termination or amendment under this Plan. After the 1998 Annual Stockholders Meeting of the Company and upon the final payment of all amounts owed to Retired Non-Employee Directors and their surviving spouses, this Plan shall automatically terminate without further action of this Board.


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                ARTICLE VIII - NON-ASSIGNABILITY
                --------------------------------

Retirement payments may not be pledged, anticipated, assigned
(either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

                   ARTICLE IX - MISCELLANEOUS
                   --------------------------

(a) All amounts payable under this Plan are unfunded and unsecured benefits and shall be paid solely from the general assets of the Company and any rights accruing to the Non-Employee Director or the surviving spouse under the Plan shall be those of a unsecured general creditor; provided, however, that the Company may establish a grantor trust to pay part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes.

(b) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

(c) This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Delaware except to the extent that said laws have been preempted by the laws of the United States.


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             ARTICLE X - EFFECTIVE DATE OF THE PLAN
            ---------------------------------------

The Plan is amended and restated effective as of January 1, 1998.



2DP/015
2/10/98
2:29PM


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